UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2019

IDEAL POWER INC.

(Exact name of registrant as specified in charter)

Delaware	001-36216	14-1999058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4120 Freidrich Lane, Suite 100

Austin, Texas 78744

(Address of principal executive offices, including zip code)

(512) 264-1542

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 8, 2019, Ideal Power Inc. (the “Company”) issued a press release announcing a strategic shift to focus on the commercialization of its B-TRAN™ technology. The Company’s Board of Directors’ approved a plan on January 2, 2019 that included a reduction in staffing levels on January 4, 2019 in order to enable the Company’s ongoing efforts to shift from a focus on PPSA™ / Power Conversion Systems division to the B-TRAN™ / Power Semiconductor division. In connection with this plan, the Company will incur certain exit-related costs, including one-time severance costs and termination benefits with an expected cost of $85,000 to $100,000 and other one-time cash charges related to exiting production of its power converter products with an expected cost of $115,000 to $150,000.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAL POWER INC.

Date: January 8, 2019	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer